DOCUSIGN, INC.
Exhibit 99.1

DocuSign Announces Fourth Quarter and Fiscal Year 2024 Financial Results

San Francisco – March 7, 2024 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 e-signature product as part of its industry leading lineup, today announced results for its fourth quarter and fiscal year ended January 31, 2024.

“DocuSign ended Fiscal 2024 with momentum in product innovation, customer growth, and financial performance, including more than doubling free cash flow year-over-year,” said Allan Thygesen, CEO of DocuSign. “The agreement management opportunity is massive, and we’re excited to deliver category-defining innovation to our 1.5 million customers in Fiscal 2025 and beyond.”

Fourth Quarter Financial Highlights

▪Total revenue was $712.4 million, an increase of 8% year-over-year. Subscription revenue was $695.7 million, an increase of 8% year-over-year. Professional services and other revenue was $16.7 million, an increase of 5% year-over-year.
▪Billings were $833.1 million, an increase of 13% year-over-year.
▪GAAP gross margin was 79% for both periods. Non-GAAP gross margin was 82% compared to 83% in the same period last year.
▪GAAP net income per basic share was $0.13 on 206 million shares outstanding compared to $0.02 on 202 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.13 on 210 million shares outstanding compared to $0.02 on 206 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.76 on 210 million shares outstanding compared to $0.65 on 206 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $270.7 million compared to $137.1 million in the same period last year.
▪Free cash flow was $248.6 million compared to $113.0 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $1.2 billion at the end of the quarter. During the quarter, the company repaid $689.9 million principal amount of our 2024 convertible senior notes.

Fiscal 2024 Financial Highlights

▪Total revenue was $2.8 billion, an increase of 10% over the prior year. Subscription revenue was $2.7 billion, an increase of 10% over the prior year. Professional services and other revenue was $75.2 million, an increase of 2% year-over-year.
▪Billings were $2.9 billion, an increase of 9% over the prior year.
▪GAAP gross margin was 79% for both years. Non-GAAP gross margin was 83% compared to 82% in the prior year.
▪GAAP net income per basic share was $0.36 on 204 million shares outstanding compared to a loss of $0.49 on 201 million shares outstanding in fiscal 2023.
▪GAAP net income per diluted share was $0.36 on 209 million shares outstanding compared to a loss of $0.49 on 201 million shares outstanding in fiscal 2023.
▪Non-GAAP net income per diluted share was $2.98 on 209 million shares outstanding compared to $2.03 on 206 million shares outstanding in fiscal 2023.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

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DOCUSIGN, INC.
Operational and Other Financial Highlights

•DocuSign Achieves StateRAMP Authorization: State, local and education customers can now use DocuSign solutions like Contract Lifecycle Management (CLM) and eSignature (DocuSign Federal) in the StateRAMP-authorized environment. Customers will be able to reclaim the time spent on paper-intensive, manual processes and improve constituent experiences while increasing information security.

•DocuSign 2023 Release 4: DocuSign announced new product capabilities for generating agreements, creating better signing experiences and managing end-to-end agreements. Highlights of our recent product release include:

▪Identity Wallet for Qualified Electronic Signatures (QES): Further simplifies the QES agreement process for repeat signers by pairing their Identity Wallet with their mobile or desktop passkey and leveraging built-in biometric including FaceID and fingerprint scans. Signers enjoy a streamlined identification process, and organizations achieve faster completions for their most important documents.

▪Modernized DocuSign CLM search experience: We've made it easier for users to access agreements and leverage AI across their contracts. Our new modern search experience makes agreements more discoverable and actionable, allowing users to save customized searches most relevant to their role, filter for specific contract attributes, and execute bulk actions such as downloading or exporting agreements right from the results page.

Outlook

The company currently expects the following guidance:

▪Quarter ending April 30, 2024 (in millions, except percentages):

Total revenue	$704	to	$708
Subscription revenue	$686	to	$690
Billings	$685	to	$695
Non-GAAP gross margin	81.0%	to	82.0%
Non-GAAP operating margin	27.0%	to	28.0%
Non-GAAP diluted weighted-average shares outstanding	208	to	213

▪Fiscal year ending January 31, 2025 (in millions, except percentages):

Total revenue	$2,915	to	$2,927
Subscription revenue	$2,843	to	$2,855
Billings	$2,970	to	$3,024
Non-GAAP gross margin	81.0%	to	82.0%
Non-GAAP operating margin	26.5%	to	28.0%
Non-GAAP diluted weighted-average shares outstanding	208	to	213

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.
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DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on March 7, 2024 at 2:00 p.m. PT (5:00 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) March 21, 2024, using the passcode 13743590.

About DocuSign

DocuSign redefines how the world comes together and agrees, making agreements smarter, easier and more trusted. As part of its industry leading product lineup, DocuSign offers eSignature, the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over 1.5 million customers and more than a billion users in over 180 countries use DocuSign products and solutions to accelerate the process of doing business and simplify people's lives. For more information, visit http://www.docusign.com.

Copyright 2024. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
DocuSign Investor Relations
investors@docusign.com

Media Relations:
DocuSign Corporate Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP operating margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as our anticipated future products and product strategy, as well as statements related to our expectations regarding customer acceptance of those products. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates, instability in the global banking sector, and market volatility on the global economy; our ability to estimate the size and growth of our total addressable market; our ability to compete effectively in an evolving and competitive market; the impact of any data breaches, cyberattacks or other malicious activity on our technology systems; our ability to effectively sustain and manage our growth and future expenses and achieve and maintain future profitability; our ability to attract new customers and maintain and expand our existing customer base; our ability to effectively implement and execute our restructuring plans; our ability to scale and update our platform to respond to customers' needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility or other indebtedness; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards,
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DOCUSIGN, INC.
laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of regional and global conflicts; our ability to successfully implement and maintain new and existing information technology systems, including our ERP system; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2023 filed on March 27, 2023 with the Securities and Exchange Commission (the “SEC”), quarterly report on Form 10-Q for the quarter ended October 31, 2023 filed on December 8, 2023 with the SEC, and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs, fair value adjustments to strategic investments, executive transition costs, lease-related impairment and lease-related charges, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2023 and fiscal 2024, we have determined the projected non-GAAP tax rate to be 20%.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are
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DOCUSIGN, INC.
included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue:
Subscription	$695,682	$643,677	$2,686,708	$2,442,177
Professional services and other	16,704	15,899	75,174	73,738
Total revenue	712,386	659,576	2,761,882	2,515,915
Cost of revenue:
Subscription	120,551	110,463	459,905	426,077
Professional services and other	27,356	26,963	112,716	110,011
Total cost of revenue	147,907	137,426	572,621	536,088
Gross profit	564,479	522,150	2,189,261	1,979,827
Operating expenses:
Sales and marketing	300,221	304,649	1,168,137	1,242,711
Research and development	151,524	125,891	539,488	480,584
General and administrative	102,711	91,641	419,621	316,228
Restructuring and other related charges	88	253	30,381	28,335
Total operating expenses	554,544	522,434	2,157,627	2,067,858
Income (loss) from operations	9,935	(284)	31,634	(88,031)
Interest expense	(1,709)	(1,652)	(6,844)	(6,389)
Interest income and other income, net	21,516	7,366	68,889	4,539
Income (loss) before provision for income taxes	29,742	5,430	93,679	(89,881)
Provision for income taxes	2,501	567	19,699	7,573
Net income (loss)	$27,241	$4,863	$73,980	$(97,454)
Net income (loss) per share attributable to common stockholders:
Basic	$0.13	$0.02	$0.36	$(0.49)
Diluted	$0.13	$0.02	$0.36	$(0.49)
Weighted-average shares used in computing net income (loss) per share:
Basic	205,514	201,894	204,070	200,903
Diluted	209,581	206,260	208,950	200,903

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$13,517	$11,644	$51,660	$46,916
Cost of revenue—professional services and other	6,977	7,431	28,336	25,758
Sales and marketing	53,251	55,760	203,855	222,334
Research and development	54,753	41,278	184,211	149,967
General and administrative	32,502	29,810	143,773	88,125
Restructuring and other related charges	16	36	5,012	5,626

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	January 31, 2024	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$797,060	$721,895
Investments—current	248,402	309,771
Accounts receivable, net	439,299	516,914
Contract assets—current	15,922	12,437
Prepaid expenses and other current assets	66,984	69,987
Total current assets	1,567,667	1,631,004
Investments—noncurrent	121,977	186,049
Property and equipment, net	245,173	199,892
Operating lease right-of-use assets	123,188	141,493
Goodwill	353,138	353,619
Intangible assets, net	50,905	70,280
Deferred contract acquisition costs—noncurrent	409,627	350,899
Other assets—noncurrent	99,615	79,484
Total assets	$2,971,290	$3,012,720
Liabilities and Equity
Current liabilities
Accounts payable	$19,029	$24,393
Accrued expenses and other current liabilities	104,037	100,987
Accrued compensation	195,266	163,133
Convertible senior notes—current	—	722,887
Contract liabilities—current	1,320,059	1,172,867
Operating lease liabilities—current	22,230	24,055
Total current liabilities	1,660,621	2,208,322
Contract liabilities—noncurrent	21,980	16,925
Operating lease liabilities—noncurrent	120,823	141,348
Deferred tax liability—noncurrent	16,795	10,723
Other liabilities—noncurrent	21,332	18,115
Total liabilities	1,841,551	2,395,433
Stockholders’ equity
Common stock	21	20
Treasury stock	(2,164)	(1,785)
Additional paid-in capital	2,821,461	2,240,732
Accumulated other comprehensive loss	(19,360)	(22,996)
Accumulated deficit	(1,670,219)	(1,598,684)
Total stockholders’ equity	1,129,739	617,287
Total liabilities and equity	$2,971,290	$3,012,720

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DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$27,241	$4,863	$73,980	$(97,454)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	23,633	22,279	95,062	86,255
Amortization of deferred contract acquisition and fulfillment costs	52,382	50,664	200,163	185,045
Amortization of debt discount and transaction costs	1,027	1,245	4,749	4,970
Non-cash operating lease costs	4,811	7,033	21,310	27,501
Stock-based compensation expense	161,016	145,961	616,847	538,726
Deferred income taxes	(973)	(1,348)	6,292	1,697
Other	(551)	2,183	(1,904)	15,723
Changes in operating assets and liabilities
Accounts receivable	(81,221)	(94,302)	71,681	(75,964)
Prepaid expenses and other current assets	7,300	2,555	(657)	(5,038)
Deferred contract acquisition and fulfillment costs	(78,649)	(70,695)	(255,159)	(232,315)
Other assets	(1,413)	(6,612)	(15,432)	(22,319)
Accounts payable	4,263	(24,701)	(4,826)	(26,440)
Accrued expenses and other liabilities	4,101	6,467	6,473	7,340
Accrued compensation	38,347	14,046	33,979	(1,781)
Contract liabilities	115,371	86,353	152,247	143,177
Operating lease liabilities	(5,987)	(8,934)	(25,279)	(42,364)
Net cash provided by operating activities	270,698	137,057	979,526	506,759
Cash flows from investing activities:
Purchases of marketable securities	(132,875)	(131,461)	(336,221)	(533,710)
Maturities of marketable securities	222,352	112,148	473,869	423,917
Purchases of strategic and other investments	(125)	(125)	(645)	(3,750)
Purchases of property and equipment	(22,114)	(24,064)	(92,391)	(77,654)
Net cash provided by (used in) by investing activities	67,238	(43,502)	44,612	(191,197)
Cash flows from financing activities:
Repayments of convertible senior notes	(689,896)	—	(726,979)	(16)
Repurchases of common stock	—	—	(145,515)	(63,041)
Settlement of capped calls, net of related costs	—	—	23,688	—
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(45,922)	(17,283)	(144,218)	(84,403)
Proceeds from exercise of stock options	784	1,669	13,991	12,678
Proceeds from employee stock purchase plan	—	—	32,994	36,526
Net cash used in financing activities	(735,034)	(15,614)	(946,039)	(98,256)
Effect of foreign exchange on cash, cash equivalents and restricted cash	5,096	10,868	199	(3,784)
Net increase (decrease) in cash, cash equivalents and restricted cash	(392,002)	88,809	78,298	213,522
Cash, cash equivalents and restricted cash at beginning of period (1)	1,193,501	634,392	723,201	509,679
Cash, cash equivalents and restricted cash at end of period (1)	$801,499	$723,201	$801,499	$723,201
(1) Cash, cash equivalents and restricted cash included restricted cash of $4.4 million and $1.3 million as of January 31, 2024 and January 31, 2023.
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DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP gross profit	$564,479	$522,150	$2,189,261	$1,979,827
Add: Stock-based compensation	20,494	19,075	79,996	72,674
Add: Amortization of acquisition-related intangibles	2,070	2,382	8,857	9,613
Add: Employer payroll tax on employee stock transactions	337	392	2,262	2,184
Add: Lease-related impairment and lease-related charges	—	412	721	1,090
Non-GAAP gross profit	$587,380	$544,411	$2,281,097	$2,065,388
GAAP gross margin	79%	79%	79%	79%
Non-GAAP adjustments	3%	4%	4%	3%
Non-GAAP gross margin	82%	83%	83%	82%

GAAP subscription gross profit	$575,131	$533,214	$2,226,803	$2,016,100
Add: Stock-based compensation	13,517	11,644	51,660	46,916
Add: Amortization of acquisition-related intangibles	2,070	2,382	8,857	9,613
Add: Employer payroll tax on employee stock transactions	232	243	1,464	1,393
Add: Lease-related impairment and lease-related charges	—	126	505	447
Non-GAAP subscription gross profit	$590,950	$547,609	$2,289,289	$2,074,469
GAAP subscription gross margin	83%	83%	83%	83%
Non-GAAP adjustments	2%	2%	2%	2%
Non-GAAP subscription gross margin	85%	85%	85%	85%

GAAP professional services and other gross loss	$(10,652)	$(11,064)	$(37,542)	$(36,273)
Add: Stock-based compensation	6,977	7,431	28,336	25,758
Add: Employer payroll tax on employee stock transactions	105	149	798	791
Add: Lease-related impairment and lease-related charges	—	286	216	643
Non-GAAP professional services and other gross loss	$(3,570)	$(3,198)	$(8,192)	$(9,081)
GAAP professional services and other gross margin	(64)%	(70)%	(50)%	(49)%
Non-GAAP adjustments	43%	50%	39%	37%
Non-GAAP professional services and other gross margin	(21)%	(20)%	(11)%	(12)%

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DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP sales and marketing	$300,221	$304,649	$1,168,137	$1,242,711
Less: Stock-based compensation	(53,251)	(55,760)	(203,855)	(222,334)
Less: Amortization of acquisition-related intangibles	(2,631)	(2,571)	(10,518)	(11,093)
Less: Employer payroll tax on employee stock transactions	(1,104)	(910)	(5,049)	(6,160)
Less: Lease-related impairment and lease-related charges	—	(1,467)	(2,171)	(3,820)
Non-GAAP sales and marketing	$243,235	$243,941	$946,544	$999,304
GAAP sales and marketing as a percentage of revenue	42%	46%	42%	49%
Non-GAAP sales and marketing as a percentage of revenue	34%	37%	34%	40%

GAAP research and development	$151,524	$125,891	$539,488	$480,584
Less: Stock-based compensation	(54,753)	(41,278)	(184,211)	(149,967)
Less: Employer payroll tax on employee stock transactions	(605)	(460)	(4,276)	(3,469)
Less: Lease-related impairment and lease-related charges	—	(433)	(873)	(1,252)
Non-GAAP research and development	$96,166	$83,720	$350,128	$325,896
GAAP research and development as a percentage of revenue	21%	19%	20%	19%
Non-GAAP research and development as a percentage of revenue	13%	13%	13%	13%

GAAP general and administrative	$102,711	$91,641	$419,621	$316,228
Less: Stock-based compensation	(32,502)	(29,810)	(143,773)	(88,125)
Less: Employer payroll tax on employee stock transactions	(554)	(182)	(2,095)	(1,108)
Less: Lease-related impairment and lease-related charges	—	(364)	(695)	(1,019)
Less: Executive transition costs	—	—	—	(2,634)
Non-GAAP general and administrative	$69,655	$61,285	$273,058	$223,342
GAAP general and administrative as a percentage of revenue	15%	14%	15%	13%
Non-GAAP general and administrative as a percentage of revenue	10%	9%	10%	9%
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DOCUSIGN, INC.
Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
GAAP income (loss) from operations	$9,935	$(284)	$31,634	$(88,031)
Add: Stock-based compensation	161,000	145,923	611,835	533,100
Add: Amortization of acquisition-related intangibles	4,701	4,953	19,375	20,706
Add: Employer payroll tax on employee stock transactions	2,600	1,944	13,682	12,921
Add: Restructuring and other related charges	88	253	30,381	28,335
Add: Lease-related impairment and lease-related charges	—	2,676	4,460	7,181
Add: Executive transition costs	—	—	—	2,634
Non-GAAP income from operations	$178,324	$155,465	$711,367	$516,846
GAAP operating margin	1%	—%	1%	(3)%
Non-GAAP adjustments	24%	24%	25%	24%
Non-GAAP operating margin	25%	24%	26%	21%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2024	2023	2024	2023
GAAP net income (loss)	$27,241	$4,863	$73,980	$(97,454)
Add: Stock-based compensation	161,000	145,923	611,835	533,100
Add: Amortization of acquisition-related intangibles	4,701	4,953	19,375	20,706
Add: Employer payroll tax on employee stock transactions	2,600	1,944	13,682	12,921
Add: Amortization of debt discount and issuance costs	1,027	1,291	5,175	4,970
Add: Fair value adjustments to strategic investments	(98)	4,073	22	3,689
Add: Restructuring and other related charges	88	253	30,381	28,335
Add: Lease-related impairment and lease-related charges	—	2,676	4,460	7,181
Add: Executive transition costs	—	—	—	2,634
Add: Income Tax effect of non-GAAP adjustments	(37,311)	(32,742)	(136,023)	(97,158)
Non-GAAP net income	$159,248	$133,234	$622,887	$418,924

Numerator:
Non-GAAP net income	$159,248	$133,234	$622,887	$418,924
Add: Interest expense on convertible senior notes	—	46	425	29
Non-GAAP net income attributable to common stockholders, diluted	$159,248	$133,280	$623,312	$418,953

Denominator:
Weighted-average common shares outstanding, basic	205,514	201,894	204,070	200,903
Effect of dilutive securities	4,067	4,366	4,880	5,595
Non-GAAP weighted-average common shares outstanding, diluted	209,581	206,260	208,950	206,498

GAAP net income (loss) per share, basic	$0.13	$0.02	$0.36	$(0.49)
GAAP net income (loss) per share, diluted	$0.13	$0.02	$0.36	$(0.49)
Non-GAAP net income per share, basic	$0.77	$0.66	$3.05	$2.09
Non-GAAP net income per share, diluted	$0.76	$0.65	$2.98	$2.03

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DOCUSIGN, INC.
Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$270,698	$137,057	$979,526	$506,759
Less: Purchases of property and equipment	(22,114)	(24,064)	(92,391)	(77,654)
Non-GAAP free cash flow	248,584	112,993	887,135	429,105
Net cash provided by (used in) by investing activities	67,238	(43,502)	44,612	(191,197)
Net cash used in financing activities	$(735,034)	$(15,614)	$(946,039)	$(98,256)

Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2024	2023	2024	2023
Revenue	$712,386	$659,576	$2,761,882	$2,515,915
Add: Contract liabilities and refund liability, end of period	1,343,792	1,191,269	1,343,792	1,191,269
Less: Contract liabilities and refund liability, beginning of period	(1,228,174)	(1,113,131)	(1,191,269)	(1,049,106)
Add: Contract assets and unbilled accounts receivable, beginning of period	25,253	17,945	16,615	18,273
Less: Contract assets and unbilled accounts receivable, end of period	(20,189)	(16,615)	(20,189)	(16,615)
Non-GAAP billings	$833,068	$739,044	$2,910,831	$2,659,736

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